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Exhibit 5.1

[Hogan & Hartson L.L.P. Letterhead]

July 23, 2002

Board of Directors
PlanetCAD Inc.
2520 55th Street, Suite 200
Boulder, Colorado 80301

Ladies and Gentlemen:

        We are acting as counsel to PlanetCAD Inc., a Delaware corporation (the "Company"), in connection with its registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission relating to the registration of 2,000,000 shares of the Company's common stock, par value $0.01 per share (the "Shares"), issuable under the terms of the Company's 2000 Stock Incentive Plan (the "Plan"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-B, 17 C.F.R. § 228.601(b)(5), in connection with the Registration Statement.

        For purposes of this opinion letter, we have examined copies of the following documents:

  1.
  An executed copy of the Registration Statement.

  2.
  A copy of the Plan, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

  3.
  The Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware as of a recent date and by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

  4.
  The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

  5.
  A certificate of good standing of the Company issued by the Secretary of State of the State of Delaware dated as of a recent date.

  6.
  Resolutions of the Board of Directors of the Company adopted (i) at a meeting held on September 25, 2000, and (ii) by unanimous written consent on July 3, 2002, each as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating to the approval of the Plan and the issuance and sale of the Shares and arrangements in connection therewith.

  7.
  Minutes of a meeting of the Company's Stockholders held on November 9, 2000, and reports of the inspectors of elections for such meeting, each as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating to the approval of the Plan by the Company's Stockholders.

  8.
  A certificate of an officer of the Company, dated July 23, 2002, as to certain facts relating to the Company.

        In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

        This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

        Based upon, subject to and limited by the foregoing, we are of the opinion that, following issuance of the Shares pursuant to the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

        This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

        We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

Very truly yours,
/s/ HOGAN & HARTSON L.L.P.
HOGAN & HARTSON L.L.P.

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  Exhibit 5.1